STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/23/2000
001427970 - 3278787

CERTIFICATE OF FORMATION

OF

WARNER LINEAR LLC

The undersigned, being authorized to execute and file this Certificate of Formation of Warner Linear LLC (the "Company") hereby certifies that:

1. The name of the Company shall be Warner Linear LLC.

2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the County of New Castle, City of Wilmington, in the State of Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Formation on this 23rd day of August, 2000.

John B. Watkins, an Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 02/05/2002
020077036 - 3278787

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

* * * * *

Warner Linear LLC, a limited liability company organized and existing under and by virtue of Title 6, Chapter 18 of the Delaware Limited Liability Company Act, DOES HEREBY CERTIFY:

The present registered agent of the limited liability company is Corporation Service Company and the present registered office of the limited liability company is in the county of New Castle.

Resolved, that the registered office of Warner Linear LLC in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Warner Linear LLC has caused this statement to be signed by CHARLES A SCHWERTNER, its Asst Secy/Treas, this 1/31/02.
(name) (title) (date)

[signature]
(name)
Charles A. Schwertner, Asst. Secy/Treas

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 02/12/2003
030093007 – 3278787

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
WARNER LINEAR LLC

It is hereby certified that:

1. The name of the limited liability company (the "Limited Liability Company") is Warner Linear LLC.

2. The certificate of formation of the Limited Liability Company is hereby amended by deleting Paragraph 1 in its entirety and by substituting in lieu thereof the following Paragraph 1:

"1. The name of the Company shall be Danaher Motion LLC."

3. The effective time of the amendment shall be upon the acceptance of this certificate of amendment by the Secretary of State of the State of Delaware.

Executed on February 10, 2003

James H. Ditkoff, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:06 PM 03/11/2010
FILED 05:02 PM 03/11/2010
SRV 100272120 - 3278787 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Danaher Motion LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name is changed to:
Thomson Linear LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of March, A.D. 2010.

By: James A. Eder
Authorized Person(s)

Name: James A. Eder
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